Exhibit 99.3

Exhibit 99.3

Providing Shareholders the Balance of Fresh

Perspectives and Continuity to Support Continued

Progress and Success

S E PT E M B E R 2014

Forward-Looking Statement

These materials may contain forward-looking statements concerning the Company’s expectations, goals or objectives. Forward-looking statements in this communication that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives and expectations regarding the performance of the Company following the sale of Red Lobster and related matters, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date except as required by law. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden’s strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, actions of activist investors and the cost and disruption of responding to those actions, including any proxy contest for the election of directors at our annual meeting, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V’s, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”). Information regarding the names and interests of such participants in the Company’s proxy solicitation is set forth in the Company’s definitive proxy statement, filed with the SEC on September 9, 2014. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended May 25, 2014, filed with the SEC on July 18, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will be mailing its definitive proxy statement and proxy card to the stockholders entitled to vote at the Annual Meeting. WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.

Agenda

I. Introduction – The Key Decision at Hand for Shareholders

II. We Are Well-Positioned to Continue Making Progress on Our Strategic Priorities

III. We Believe Darden’s Proposed Board Will Have the Track Record, Continuity, Experience, Independence and Fresh Perspectives Needed to Capitalize on Darden’s Strengths and Enhance Shareholder Value

IV. Conclusion

I. Introduction – The Key Decision at Hand for

Shareholders

The Key Decision at Hand to Protect Darden’s Future

THE 2014 ANNUAL MEETING PRESENTS DARDEN’S SHAREHOLDERS WITH THE KEY

DECISION BETWEEN WHAT WE BELIEVE TO BE TWO VERY DIFFERENT APPROACHES

A slate that provides a balance of fresh perspectives from

four new, highly-qualified independent nominees, continuity of experience and insight from four continuing independent nominees, and four seats to be filled by Starboard; eight of 12 directors new this year

A slate that results in a full Board turnover and significant associated risks and destabilization, and that gives total control to Starboard and its preferred nominees

Comprehensive plan to drive profitable growth and optimize operating costs

Industry-leading management team focused on Olive Garden Brand Renaissance Plan and Company-wide operational improvement

Disciplined approach to investment and return of capital to shareholders

Maintain the $2.20 per share annual dividend

Rigorous and disciplined process to continually review strategic alternatives

Continued engagement with investors and response to feedback

Control to rapidly implement an externally-developed strategy that was prepared without any foundation of the specifics in our current business

Control to drive near-term execution of financial engineering transactions based on external analysis without a long-term assessment of the implications

Control to dictate employment of handpicked senior management and brand leaders

Potential to jeopardize our progress on the Olive Garden Brand Renaissance, investment grade credit profile, and $2.20 per share annual dividend

Advisory team with track record of mixed results and

Board slate with significant gaps in experience

The Darden Slate Is Committed to Looking at the

Company with a Fresh Perspective

THE DARDEN SLATE PROVIDES NEW PERSPECTIVES, CONTINUITY OF EXPERTISE AND AVOIDS DESTABILIZATION THAT COULD RESULT FROM FULL BOARD TURNOVER AND CONTROL IN THE HANDS OF A SINGLE MINORITY SHAREHOLDER

This is a tenuous time for the casual dining restaurant industry and we believe any disruption would be destabilizing

— We believe continuity of leadership is important, particularly since we are in the midst of the turnaround of Darden’s largest brand, Olive Garden

— Given the positive initial results we are seeing from the Olive Garden Brand Renaissance Plan implementation, we see

Board continuity as critical to maximize sustainable value

— By attempting to replace all 12 members of Darden’s Board with its own preferred nominees, Starboard is seeking effective control of the Company – representation which is disproportionate to Starboard’s approximate 8.8% stake in Darden

While we believe experience is essential, we also appreciate the benefits that new perspectives and new skills can provide

— Four new independent nominees, all of who are current or former Chief Executive Officers

— Four continuing independent director nominees who provide important and deep understanding of the Company’s operations and the shifts in industry and consumer trends over time

— Four seats to be filled by candidates proposed by Starboard, providing meaningful representation to Starboard so that its nominees can directly participate in the decisions regarding Darden’s strategic direction, including the selection of the Company’s next Chief Executive Officer

A new Board, a new independent Chairman, new Board committees, and a new CEO will lead to substantial and positive change

Darden’s Proposal for a Fresh, Independent Board DARDEN BOARD WOULD INCLUDE FOUR NEW INDEPENDENT NOMINEES, FOUR CONTINUING INDEPENDENT NOMINEES AND FOUR STARBOARD NOMINEES

Continuing Independent

Nominees

Michael W. Barnes

Director since 2012

CEO of Signet Jewelers, previously executive with Fossil, completed the

$1.4 billion acquisition of Zale

Corporation

Christopher J. Fraleigh

Director since 2008

CEO and Chairman of Shearer’s Foods, previously CEO of Sara Lee North America

Michael D. Rose

Director Since 1995

Chairman of the Board of Midaro Investments, Independent Lead Director at General Mills, Gaming Hall of Fame and Lodging Hospitality Hall of Fame member

Maria A. Sastre

Director since 1998

President and COO of Signature Flight Support, former executive in both Hotel Operations for Royal Caribbean Cruises and in Operations for United Airlines

New

Nominees

Gregory L. Burns

Previously Chairman and CEO of O’Charley’s (approximately 16 years) and former Founder, President and CEO of NeighborMD Management)

Jeffrey H. Fox

Chairman of Convergys Corporation, was previously President and CEO; led three major divestitures at Convergys

Steve Odland

Director at General Mills, was previously Chairman and CEO of

Office Depot and Chairman, President,

and CEO of AutoZone

Enrique Silva

President, CEO and member of the Board of Checkers Drive-In Restaurants; previously held various executive positions with Burger King

Starboard

Nominees

Starboard Nominee

Starboard Nominee

Starboard Nominee

Starboard Nominee

The Board structure proposed by Darden would result in a fully-independent Board, except for the new CEO once appointed; eight of 12 directors would be new to the Board this year

Vote on the BLUE proxy card “FOR ALL” of Darden’s highly-qualified, independent nominees to the Board of Directors

Darden’s Board, Including Our Four Continuing Nominees,

Took a Number of Proactive Steps to Improve Darden

DARDEN’S NOMINATED CONTINUING DIRECTORS PLAYED A KEY ROLE IN

IMPORTANT PROGRESSIVE CORPORATE GOVERNANCE DECISIONS

Announced Comprehensive Plan to

Enhance Shareholder Value

Plan included reduced CapEx, increased

cost savings , improved management

compensation and increased return of

capital to shareholders

Realigned Compensation to Shareholder Interests Darden announced new compensation plan which introduced new performance metrics including SRS, free cash flow and TSR

Separation of the Roles of CEO / Chairman Darden to separate the roles of CEO and Chair to enhance governance

CEO Search Underway Darden retained Russell Reynolds Associates for CEO search

Dec

2013

Jan

2014

Mar

2014

Jul

2014

Aug

2014

Sep

2014

Identification of Highly-Qualified

Directors Process

Gregory Burns, Steve Odland and Enrique Silva

first identified in a process that began in January

2014 in the context of identifying highly-

qualified independent directors for Red Lobster

Announced Strategic Action Plan and Olive Garden Renaissance Plan Comprehensive overview outlining priorities for the Company going forward

Leadership Succession Plan

Announced

Clarence Otis stepped down as

both Chairman and CEO, allowing

for a change in leadership direction

New Slate Nominated Eight of Darden’s 12 independent directors would be new to the Board this year

In Addition to the Governance Actions Mentioned Above, Active Evaluation of Shareholder Feedback Is Ongoing

Note: Compensation Committee includes Michael W. Barnes, Michael D. Rose and Maria A. Sastre. Compensation Committee involved in comprehensive plan to enhance shareholder value and realigned compensation to shareholder interests. Nomination and Governance Committee includes Michael D. Rose (Committee Chairman) and Maria A. Sastre. Nomination and Governance Committee involved in identification of highly-qualified directors, decision to separate the CEO / Chairman roles, leadership succession plan, CEO search (led by Michael Rose) and nominating new slate. Michael W. Barnes, Christopher J. Fraleigh, Michael D. Rose and Maria A. Sastre all participated in decision making behind the comprehensive plan to enhance shareholder value, Strategic Action Plan, Olive Garden Brand Renaissance Plan and new slate nomination.

We Are Making Strong Progress on Our Priorities for Value Creation

	Priorities for Value Creation	Progress Made
1	Execute Olive Garden Brand Renaissance Plan to continually enhance customer experience	✓ Dinner menu refreshed and new lunch menu rolled out, operations simplified, food and beverage quality improved, updated communication platform to enhance brand relevance, new restaurant prototype completed
2	Develop LongHorn into America's favorite steakhouse	✓ 34 units added for a total of 464 units and outperformed the industry on same-restaurant sales in FY14, elevated quality and broadened relevance for more occasions
3	Grow total Specialty Restaurants' sales by more than $1 billion over the next five years	✓ 27 units added for a total of 196 units and achieved $1.2 billion in sales in FY14, an increase of $249 million vs. FY13
4	Further reduce operating overhead and continue to optimize support and direct operating costs to improve margins	✓ G&A to remain at 5.0% of sales or less despite Red Lobster sale, enabled by Alvarez and Marsal findings
5	Better align management compensation	✓ New management incentive plan implemented that more directly emphasizes same-restaurant sales, free cash flow growth and relative total shareholder return
6	Enhanced capital allocation discipline with reduced new unit growth and commitment to halt acquisitions	✓ Reduced capital expenditures, dividend maintained at $2.20 per share annually and up to $700 million of share repurchase planned for FY15

DARDEN
10

We Believe Darden Is Significantly Better Positioned

for Growth Post-Red Lobster Sale

DARDEN CUMULATIVE TOTAL SALES GROWTH IS HIGHER EXCLUDING RED LOBSTER

180%

160%

140%

120%

Cumulative Sales Growth

FY04 to FY14

Sales Growth ($ billions) CAGR Darden Overall $ 3.8 +6.0 % Darden excl. Red Lobster 3.9 +10.3

Red Lobster 0.3 +0.1

Knapp TrackTM (excl. Darden) +2.6

Darden excl. Red

Lobster +166%

100%

80%

Darden Overall +78%

60%

40%

Knapp-TrackTM

(excl. Darden) +28%

20%

0%

(20)%

Red Lobster +1%

Jun-04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14

Starboard’s Ideas Have Been and Will Continue to Be Carefully Cons

idered; Maximizing Value from the Company’s Real Estate and Brand Portfolio Remains a Primary Goal for the Board

Starboard Suggestion Factors to Consider

Real Estate Separation

The Board continues to evaluate real estate alternatives and is highly informed by key insights gained through the Red Lobster sale process

Key areas of focus include 1) value creation potential/risk, 2) loss of operational control,

3) diminished ability to return capital, and 4) downside risk to investment grade credit rating

Specialty Restaurants Separation

The Board is committed to continually evaluating numerous portfolio reconfiguration alternatives

Key areas of focus include 1) value creation potential/risk, 2) downward pressure on Darden’s credit profile, 3) ability to maintain dividend given impact of increased leverage and reduced cash flows, and 4) management distraction from focus on executing Olive Garden turnaround

Optimize Cost Structure

The Board will continue to evaluate additional opportunities to optimize our cost structure without sacrificing the guest experience

G&A to remain at 5% of sales or less despite Red Lobster sale

Improve Corporate Governance

Shareholder feedback resulted in the separation of CEO and Chairman roles in addition to the fresh perspectives provided by the eight new non-incumbent independent directors

Company also implemented new management compensation plan that focuses on higher same-restaurant sales and stronger free cash flow growth

However, Starboard's Track Record of Board Representation Has Been Mixed

Total Shareholder Return Under Starboard Relative to the S&P500

Date Denotes Earliest Date Any Starboard Representative Joined Board



Ten precedent situations of lower shareholder return versus the S&P500
Eight precedent situations of greater shareholder return versus the S&P500
Sep-2012
119 %
IDT
Dec-2011
49 %
MIPS*
Mar-2010
36 %
Phoenix Technologies*
May-2013
31 %
Tessera
May-2010
13 %
Microtune*
Apr-2011
6 %
Extreme Networks
Jan-2011
5 %
Office Depot
Aug-2013
2 %
SurModics
May-2013
(2)%
Calgon Carbon
DSP Group
(9)%
May-2012
Zoran*
(17)%
Mar-2011
Babcock & Wilcox
(23)%
May-2014
Quantum
(35)%
May-2013
Wausau Paper
(45)%
Apr-2012
Unwired Planet (OpenWave)
(71)%
Aug-2011
Regis
(72)%
Oct-2011
Seachange
(107)%
Jun-2010
Aviat Networks
(142)%
Nov-2010

Note: Starboard nominees did not constitute a majority of the Board for any of the referenced issuers during the periods presented which may have impacted its ability to influence strategy, except that after 18-Jul-2014 a fifth Starboard-nominated director was added to Wausau Paper's eight-person board, and after 23-May-2013 six Starboard nominees were elected to Tessera's eight-person board (all still currently serving). Also, many factors affect a company's total shareholder return during any time period besides Board representation. Market data is as of 02-Sep-2014 or date that Starboard-related directors left the Board. Benchmarked against the S&P500. Total shareholder return calculated as share price appreciation plus reinvested dividends. *Denotes companies that were later sold after Starboard-related representatives joined the board. Situations include all Starboard and Ramius public situations in the last 5 years which resulted in Starboard/Ramius representatives joining the board. Dates used for relative total shareholder return reflect the earliest date that any Starboard representative joined the board, and the latest date that any left the Board. Dates joined and left are as follows: Aviat Networks 09-Nov-2010 – present, Babcock & Wilcox 09-May-2014 – present, Calgon Carbon 01-May-2013 – present, DSP Group 14-May-2012 – present, Extreme Networks 26-Apr-2011 – present, Integrated Device Technologies 13-Sep-2012 – present, Microtune 20-May-2010 – 30-Nov-2010 (sold), MIPS 7-Dec-2011 – 7-Feb-2013 (sold), Office Depot 20-Aug-2013 - present, Unwired Planet 01-Aug-2011 – 26-Mar-2014, Phoenix Technologies 2-Mar-2010 – 22-Nov-2010 (sold), Quantum 14-May-2013 – present, Regis 27-Oct-2011 – present, SeaChange 3-Jun-2010 – present, SurModics 5-Jan-2011 – present, Tessera 23-May-2013 – present, Wausau Paper 19-Apr-2012 – present, Zoran 7-Mar-2011 – 30-Aug-2011 (sold).

DARDEN
13

We Are Concerned About Ceding Control to

Starboard Given Mixed Track Record and Notable

Experience Gaps

Starboard’s Advisory Committee Has a Mixed Track

Record of Implementing Operational Plans…

Starboard claims to have carefully developed an advisory committee with “significant industry expertise,” but they only nominated two of these members to the Board

The non-nominated advisors have limited experience as public company executives and have achieved mixed results when working with public companies:

— Craig Miller oversaw significant underperformance at Ruth’s Chris: From the IPO to the time Craig Miller departed, Ruth’s stock price fell by 67%¹

— Bob Mock was COO of Romano’s Macaroni Grill for less than

two years, over which period sales fell by approximately 3%²

Furthermore, since working at Darden, Starboard Board nominee Brad Blum did not remain for more than two years with any of the restaurant companies that employed him to lead change:

— Tenure at Cosi: Approximately 1 year³

— Tenure at Romano’s Macaroni Grill: Less than 2 years (Dec-

2008 to Jul-2010)

— Tenure at Ruby Tuesday: Approximately 1 year³

— Tenure at Burger King: Less than 2 years (Dec-2002 to Jul-

2004)

…And Its Proposed Slate of Directors Has Significant

Experience Gaps

Starboard also claims to have assembled a collection of “highly- qualified” directors, but many of them lack relevant experience and have a history of agitating unsuccessfully:

Selected Areas Where Starboard’s Candidates Are Uninspiring

Number of nominees with NO experience as

senior executives of large public companies4 5

Number of nominees with NO restaurant, retail,

or real estate executive experience whatsoever4 4

Number of nominees that have been nominated

and added to at least one Board through 4

Starboard nomination5

Ceding control to an entirely new slate could be destabilizing and NOT in in the best interest of Darden or its shareholders

1 Measured as return between 9-Aug-2005 IPO to 24-Apr-2008.

2 Source: Change in sales estimated as change from 2008 to 2010 based on Euromonitor data.

³ Source: Press releases and industry sources. Brad Blum served as an external advisor with start dates of Feb-2012 and Sep-2005 and approximate end dates in 2013 and 2006, for Cosi and Ruby Tuesday, respectively.

4 Only considered large public company experience if they held a publicly disclosed executive position in a listed company. Considered no restaurant, retail, or real estate experience if not publicly disclosed; does not include directorships as meaningful operational experience.

5 Peter Feld and Jeff Smith were previously nominated on multiple Starboard/Ramius slates. James Fogarty was nominated to the Office Depot Board by Starboard in 2013, but was not chosen to be added in the settlement; he was also nominated by Starboard to the Regis Board and was elected at the annual meeting. Cynthia Jamison was nominated by Starboard in 2013 to the Office Depot Board and appointed in the settlement; she was also nominated by Starboard to Wausau Paper’s Board in 2014, but was not appointed in the later settlement.

II. We Are Well-Positioned to Continue Making

Progress on Our Strategic Priorities

We Built Darden into the Premier Full-Service

Restaurant Company in the Industry

PREMIER BRANDS

Darden is the leading multi-brand restaurant operator with a unique and differentiated portfolio well-positioned to drive growth

Darden Total Sales ($ in billions, excl. Red Lobster)

Developed brands to have industry-leading average unit

volumes, margins and restaurant-level returns

Increased sales by $5.1 billion and unit growth by 934

$1.2

$2.5 $2.8 $3.0

$4.0 $4.6 $4.6 $5.0 $5.3

$5.9 $6.3

units since FY95 (excluding Red Lobster)

Historically outperformed Knapp-Track™, the casual dining index and industry benchmark in same-restaurant sales

FY95 … FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14

$3.2 $5.3 $5.7 $5.9 $6.7 $7.2 $7.1 $7.5 $8.0 $8.6 $8.8

Sales Combined Basis (incl. Red Lobster)

Darden Total Units (excl. Red Lobster)

Strong cash flow generation has allowed us to return over $4 billion of capital to shareholders since FY95

Became the first full-service restaurant company named

to FORTUNE’s “100 Best Companies to Work For” list

567 589 610 644

1,020 1,081 1,130

1,196 1,289 1,431

1,501

(2011, 2012, 2013, and 2014)

FY95

…

FY05

FY06FY07FY08FY09FY10FY11FY12

FY13

FY14

1,243

1,268

1,292 1,324 1,700 1,771 1,824 1,894 1,994

2,138

2,207

Operational Priorities for Value Creation

1 Execute Olive Garden Brand Renaissance Plan to continually enhance customer experience

2 Develop LongHorn into America’s favorite steakhouse

3 Grow total Specialty Restaurants’ sales by more than $1 billion over the next five years

4 Further reduce operating overhead and continue to optimize support and direct operating costs to improve margins

5 Better align management compensation

6 Enhance capital allocation discipline with reduced new unit growth and commitment to halt acquisitions

1 Olive Garden Is a Leading Casual Dining Brand and

the #1 Italian Full Service Concept in the U.S…

OLIVE GARDEN TOOK SIGNIFICANT MARKET SHARE THE LAST FIVE YEARS…

Cumulative Total Sales Growth

…IN PART BECAUSE OF VALUE-CREATING NEW RESTAURANT GROWTH

25%

FY09 to FY14

+18.8% Olive Garden

Total Olive Garden Restaurants

754

792

828 837

20%

15%

10%

5%

0%

(5)%

+0.9% Knapp-TrackTM

(Excl. Darden)

691

723

(10)%

08-Jun FY09 FY10 FY11 FY12 FY13 FY14

FY2009 FY2010 FY2011 FY2012 FY2013 FY2014

IT ALSO TOOK SHARE THROUGH SAME-RESTAURANT SALES

OUTPERFORMANCE VS THE INDUSTRY…

Cumulative Same-Restaurant Sales

…AND ITS RELATIVE RESULTS ARE BOLSTERED BY ITS SUCCESS

WITH KEY GUEST SEGMENTS

Percentage Change in Visits¹

4 % FY09 to FY14

0%

9.0%

FY09 to FY14

5.5%

11.4%

(4)%

(5.5)% Olive Garden

(15.6)% (13.8)% (13.7)%

(8)%

(12)%

(9.3)% Knapp-TrackTM

(Excl. Darden)

HH Income

$60,000 to

$100,000

Parties

With Kids

Hispanic

Guests

08-Jun FY09 FY10 FY11 FY12 FY13 FY14

Source: NPD CREST

¹ Years Ending September 30.

Olive Garden Casual Dining Industry

1 …With Industry-Leading Restaurant Economics

OLIVE GARDEN’S COMBINATION OF STRENGTHS RESULTS IN

HIGHER AVERAGE UNIT VOLUMES THAN MOST PEERS

…AND LEADING RESTAURANT-LEVEL MARGINS

$ 4.4 24.5% 23.9% 23.8%

23.0%

19.7%

$ 1.7

$ 2.8

$ 3.2

$ 10.2

($ in Millions)

Source: 2014 Nation’s Restaurant News Top 100 Report (June 2014)

Source: Company information for Olive Garden; most recent 10K filings for all others

Note: Reflects latest reported fiscal year. Restaurant-Level Margins = (Company owned restaurant sales – food & beverage expenses – restaurant labor – restaurant expenses (excluding rent and marketing)—pre- opening expenses) / Company owned restaurant sales.

Olive Garden Is Well-Positioned for Continued Growth

INDUSTRY-LEADING RESTAURANT ECONOMICS COMPARED TO OTHER NATIONALLY-ADVERTISED, CASUAL DINING BRANDS

Establish a Strong Foundation Through Emphasis on the Guest Experience

- Premier brand with broad appeal as evidenced by leading restaurant-level returns and annual traffic and sales per restaurant[1]
- Recently launched Brand Renaissance Plan is more sustainably addressing erosion in visit frequency among its core guests
- More aggressively enhancing already solid positions with millennial and multicultural households
- Platform for renewed same-restaurant sales growth and margin expansion

FY15 Strategic Priorities

- **Consistently Great Guest Experience:** Intensify focus on quality food, service and underperforming restaurants
- **Consistently Great Employee Experience:** Stimulate culture to achieve increased discretionary effort and reduced turnover
- **Improve Value Perceptions:** Balance price, quality, and promotions
- **Reignite Brand Relevance:** Energize core guests while engaging lapsed guests and attractive targets

Exciting Remodel Set to Drive Strong Sales Momentum



Currently 350 restaurants in need of remodeling
Finish designing and testing new remodel in 2015
First 75 restaurants remodeled FY15
Remodel 125 – 150 restaurants a year in FY16 and FY17
FY14
FY15
FY16
FY17
FY18

Remodeled Sites	75	200 - 225	350
Cumulative CapEx[2]	$40 - $45 millions	$110 - $135 millions	$190 - $210 millions

Nationwide Footprint



19
9
2
4
4
2
13
14
24
28
4
1
17
1
10
2
9
38
20
8
3
12
15
4
28
20
36
7
25
15
71
10
18
9
26
23
6
11
7
20
14
6
15
28
85
10
2
72

Note: Numbers on map represent restaurants per state.
[1] When compared to other nationally advertised casual dining brands.
[2] Estimated remodel cost per unit to be between $550 – $600k.

20

1 Renaissance Plan Update: Key Objectives

OUR OBJECTIVE IS FOR OUR GUESTS TO ENJOY A DIFFERENTIATED EXPERIENCE OF TODAY’S ITALY, WHERE OLIVE GARDEN’S WARM HOSPITALITY AND SUPERIOR VALUE BRING PEOPLE TOGETHER

Food Prepared with fresh ingredients, presented simply with a sense of flair that is very Italian

Service Approachable and genuine so guests can focus on sharing and conversation

Atmosphere Natural, clean and tasteful while its tone is warm,

relaxed and engaging

Communities We are a family of local restaurants making a positive difference in the communities where we operate

1 Renaissance Plan Update: Expected Key Growth Drivers for Fiscal 2015

Core Menu Evolution

New Dinner Menu & Design



Lunch Menu Refresh



Value Focus

- Optimize our Cucina Mia everyday value platform
- Increase entrees under $15
- Tuscan Trio Combinations expansion

Choice / Variety

- Lighter, fresher, "better for you" options
- Upgrade classic Italian offerings
- New flatbread pizzas, new piadinas

Convenience

- National roll-out of online ordering **(complete)**
- +13% YoY increase in take-out business during the 1Q FY14
- Test lunch time guarantee

Culinary Operations & Service Enhancements

Simplify Operations

- Ongoing culinary simplification program
- Rollout online to-go ordering **(complete)**



Improve Food & Beverage Quality

- Elevate focus on alcoholic beverages
- New training tools and apps to certify and validate beverage knowledge



Intensify Focus on the Guest

- Greater leadership focus on underperforming restaurants
- Training and development of all team members through recertification
- Introduce table top tablets to enhance the guest experience **(testing);** initial results encouraging including check growth due to increased add-on sales, increased table turns, a 60% pay-at-the-table rate and increased guest survey response rates



New Approach to Advertising & Promotions

Brand Communication

- Launch new ad campaign emphasizing culinary credentials and emotional connection
- Greater use of digital / social media engagement



Promotional Messaging

- Continue to inject new news into our promotions
- Balance limited time offers and equity messages
- Targeted messaging with relevant incentives



In-Restaurant Merchandising

- Redesign all merchandising materials to reinforce culinary expertise, elevating menu news and ease of navigation



Reimaging Program

The Four Walls

- Remodel the interior and exterior of 75 restaurants
- Three remodels complete in 1Q FY14 resulting in more than a 10% increase in traffic on average as guests responded enthusiastically to the changes



Guest Touchpoints

- Rollout new signs with new logo and plateware in all remodeled markets
- New silverware, service utensils and table top amenities add to rollout



22

2 LongHorn: Journey to Becoming America's Favorite Steakhouse

SAME-RESTAURANT SALES EXCEEDED THE INDUSTRY BY 3.8% IN FISCAL 2014 AND GUEST COUNTS EXCEEDED THE INDUSTRY FOR THE 18TH CONSECUTIVE QUARTER

Significant Progress Has Been Made

- Increased appeal to higher income households and added attractive business travel and entertainment-related consumers[1]
- Leveraged and drove further integration of Darden's restaurant support platform
- Elevated brand marketing capabilities and completed "roadhouse to ranch house" brand positioning
- Invested in increased media, completed Steak House remodel and launched new dinner and lunch menus

FY15 Strategic Imperatives

- Drive same-restaurant sales and profit growth by:
  1. Continuing to differentiate the LongHorn guest experience
  2. Delivering value-creating new restaurants
  3. Strengthening the business model

National Penetration Opportunity ($ in millions)

	Pre-RARE Acquisition	Today	Ultimate Potential
No. of Restaurants	288	464	700
AUV	$3.0	$3.1	$3.4
Total Sales[2]	$790	$1,380	$2,400

Broad Footprint with Significant White Space for Growth



2
1
2
3
6
5
1
6
14
3
1
3
1
9
14
11
10
29
28
6
1
5
17
1
12
2
14
9
20
23
7
1
2
5
15
6
15
61
28
6
60

Note: Numbers on map represent restaurants per state. Potential AUVs and total sales are shown in current dollars.

[1] With households in the upper half of the income continuum.

[2] Total sales reflect most recent annual period prior to RARE acquisition.

LONGHORN STEAKHOUSE

23

2 LongHorn: Expected Key Growth Drivers for Fiscal

2015

ELEVATE QUALITY AND CULINARY CREATIVITY WHILE BROADENING RELEVAN CE FOR MORE OCCASIONS

Staff for Growth Strengthen To-Go Operations Foundation

Make targeted investments in labor to grow sales through improved execution

Improve To-Go execution through staffing, POS and packaging

Improve Digital Presence Evolve Promotions

Expand capability to enhance connections with guests; differentiate the LongHorn guest experience

Deliver eight sales-driving promotions via improved relevance and reduced reliance on price-pointed LTO offers

3 Specialty Restaurants: Strong Brands with Unique Differentiation

STRONG UNIT GROWTH AND FOCUS ON INCREASING BRAND AWARENESS TO DELIVER COMPETITIVELY SUPERIOR SAME-RESTAURANT SALES GROWTH

	Demographic Appeal	Well-Positioned…
Yard House	• Acquired in FY13 • Strong appeal to millennial and Generation X households	• …For SRS success while adding at least 100 new restaurants • Accelerating beverage and culinary innovation • Expanding late night occasion • Building organizational and people capability for growth
Seasons 52 Fresh Grill	• Developed internally and introduced in FY03 • Broadly appealing and particularly strong with higher income and Generation X households	• …For SRS success as focus turns to sites that are generating the strongest performance and plans to add at least 100 new restaurants • Increasing brand awareness in new markets • Evolving seasonal/regional menu strategy • Elevating operations excellence
The Capital Grille	• Acquired in FY08 • Strong appeal to higher income households and adds attractive business travel and entertainment-related consumers	• …To maintain current SRS growth momentum as it approaches national penetration with the addition of at least 30 new restaurants
Bahama Breeze Island Grille	• Developed internally, introduced in FY96, and successfully repositioned over past five years • Broadly appealing and particularly strong with Generation X and multicultural households	• …To maintain current SRS growth momentum as the penetration of the eastern third of the United States is completed with the addition of at least 50 new restaurants
Eddie V's Prime Seafood	• Acquired in FY12 • Strong appeal to higher income and Generation X households and adds attractive business travel and entertainment-related consumers	• …For SRS success while adding at least 50 new restaurants

Specialty Restaurant Group

25

4 We Restructured Darden’s Cost Base to Be More

Efficient

Transformative changes in Darden operations have significantly reduced costs (by approximately $150 million annually) in selected high-spend operating support areas including supply chain, facilities management, and utility usage

Implemented broad based cost-reduction initiatives in response to slower than anticipated sales growth recovery since the financial crisis and economic downturn

Despite lower total sales following the sale of Red Lobster, plan to maintain general and administrative expenses at approximately 5% of sales

Alvarez & Marsal assisted with efforts to identify additional operating support and direct operating cost savings opportunities as well as potential sales enhancement opportunities

— Additional G&A cost savings anticipated

— Acceleration of digital marketing / CRM capabilities

5 New Management Compensation Plan Focused on

Same-Restaurant Sales and Free Cash Flow

Incentive Program Prior Plan New Compensation Plan

Annual Management

Incentive Plan

• EPS (Darden) or Operating Profit (Business

Units): 70%

Sales Growth: 30%

• EPS (Darden) or Operating Profit

(Business Units): 70%

Same-Restaurant Sales: 30%

Three-Year Performance Share Units

Darden EPS Growth: 50%

Darden Sales Growth: 50%

• Darden EPS Growth: 50%

Darden Free Cash Flow : 50%

Darden TSR relative to median

S&P500 “adjuster”: +/-10%

Higher Same-Restaurant Sales Increased Free Cash Flow Higher Shareholder Returns

6 Robust Cash Flow Generation and Disciplined Capital Allocation


Operating Cash Flow ($ in millions)
$ 525
$ 583
$ 717
$ 606
$ 734
$ 782
$ 902
$ 893
$ 762
$ 949
$ 770
$ 670 - $ 730
FY2004
FY2005
FY2006
FY2007
FY2008
FY2009
FY2010
FY2011
FY2012
FY2013
FY2014
FY2015E

FY15 Expectations

- Approximately $1 billion notional debt paydown (completed in August)
- Investment grade credit profile expected to remain intact
- Cash provided by operations of $670 million to $730 million
- $500 million accelerated share repurchase and up to $200 million open market repurchase funded predominantly by proceeds from Red Lobster sale
- Maintain current annual dividend of $2.20 per share for total dividend payout of approximately $275 million
- In FY15, $325 million to $350 million of capital expenditures on a continuing basis, reflecting lower new unit growth slightly offset by the start of the Olive Garden remodel program

Note: Cash flow includes Red Lobster.

DARDEN
28

Many Analysts Support the Actions We Took to

Improve Performance…

“Although we remain cautious, we believe fundamental improvement at Olive Garden (~60% of the “New Darden” revenue) can occur slowly with a shift to digital/targeted marketing, reinvestment in food value, and reimaging, all of which appear to be in progress under the new strategic plan.”

(RBC Capital Markets, 23-Jun-2014)

“Absent recent activist involvement, we believe investors would have appreciated the strategic merit of such a transaction;

monetizing the most volatile brand, while allowing for renewed focus on resurrecting the Olive Garden (OG) brand.”

(Barclays, 16-May-2014)

“We view [Red Lobster sale] as a positive for Darden shareholders, as it will enhance the company’s overall growth and margin profile, reduce the company’s exposure to seafood commodity cost swings, improve Darden’s credit metrics, and allow the company to return cash to shareholders.”

(Morningstar Equity Research, 16-May-2014)

“Although investors were perhaps prepared for more significant actions (creation of a public REIT, for instance) we applaud management’s recognition of the need for increased brand focus, changes to compensation, and overarching prioritization of FCF return vs. growth in what is now a mature industry.”

(JP Morgan, 20-Dec-2013)

“Senior management’s compensation/incentive programs are being refined to focus on same-store sales growth and the generation of free cash flows. We believe this is positive as incentives should be more aligned with those of shareholders.”

(Sterne Agee, 19-Dec-2014)

Note: Permission to use quotations in these materials was neither sought nor obtained. Bolding added for emphasis.

…And We Will Continue to Be Open to Fresh Perspectives that

Are Focused on Improving Our Operating Fundamentals

MANY INDUSTRY ANALYSTS RECOGNIZE IMPROVED PERFORMANCE AND VALUE CREATION WILL BE DRIVEN BY INCREASED OPERATING RESULTS OVER TIME, NOT FINANCIAL ENGINEERING

“We suspect there is limited strategic change the activists can effect beyond what DRI is already undertaking, and the concessions DRI has made will ensure activist involvement in board decisions going forward.”

(Susquehanna Financial Group, 3-Sep-2014)

“We still believe the path to creating long-term shareholder value lies within DRI’s ability to drive better core operating performance for remaining brands (particularly Olive Garden), as opposed to financially reengineering the company.”

(Robert W. Baird & Co., 22-May-2014)

“Despite ongoing challenging fundamentals, we rate shares of Darden Restaurants (DRI) a Buy due to: (1) the attractive dividend yield, and (2) possibilities for unlocking shareholder value – the largest opportunity of which is, in our view, more effective and efficient management of the company’s Olive Garden business.”

(Janney Montgomery Scott, 16-May-2014)

“We see limited upside specifically from a Darden break-up: Our sum of- the-parts analysis suggests Darden’s stock price has approached fair value following the recent $6.00/share increase, implying that cost cutting largely would offset any dyssynergies from a breakup of the company. We believe other quick upside ideas (e.g., REIT) are less promising since they effectively increase financial leverage and constrain operational flexibility.”

(RBC Capital Markets, 16-Dec-2013)

Note: Permission to use quotations in these materials was neither sought nor obtained. Bolding added for emphasis.

III. We Believe Darden’s Proposed Board Will Have

the Track Record, Continuity, Experience,

Independence and Fresh Perspectives Needed

to Capitalize on Darden’s Strengths and

Enhance Shareholder Value

History of Sound Corporate Governance Policies and

Practices Expected to Continue With New Board

New Independent Board with Fresh Perspectives

— Eight of 12 independent directors to be new to the Board this year

– Four new independent nominees

– Four continuing independent director nominees

– Four seats to be filled by candidates proposed by Starboard

— New independent Chairman

— New Board committees

Sound Governance Practices

— Annually elected Board

— Independent Chairman

— Fully independent Finance, Audit, Nominating and Governance, and Compensation committees

— Mandatory retirement age for directors

— Limits on the number of other Boards that directors may serve on

— Submitted proposal on proxy access rule for approval at Annual Meeting resulting from a shareholder proposal in 2013

— Majority voting election standard beginning with the 2015 Annual Meeting¹

— Annual Board self-evaluations and independent third-party led triennial in-depth evaluations to assess effectiveness of the Board and individual members

Active Involvement to Remain a Key Focus

— Engage regularly with shareholders; seek and act upon feedback

— Board reviews the Company’s people and talent management strategy at least annually

— Board assesses major risks facing the Company and reviews options for their mitigation

¹ The Board is expected to adopt a bylaw implementing a policy on majority voting in uncontested director elections after the Annual Meeting that will be effe ctive for the 2015 Annual Meeting of Shareholders. A description of the policy on majority voting that we expect the Board to adopt appears in the Darden proxy filed 09-Sep-2014.

Senior Management and the Board Are Engaged in Active

Dialogue with the Investor and Financial Community

Four regular quarterly meetings, one Board retreat, and nine special meetings occurred during FY14

— In FY15, the Board, together with its Committees, met almost weekly, and enhanced its Company oversight through a Transaction Committee

Data and analysis provided by two independent financial advisors

Active dialogue with shareholders

— 94 one-on-one meetings1

— 54 group meetings1

— Reflected shareholder feedback in refining compensation and incentive programs for senior management to more directly emphasize same-restaurant sales growth and free cash flow

— Strategically reduced capital deployment and reduced support cost spending

Constant dialogue with sellside research analysts (more than 25 analysts cover Darden)

Released comprehensive investor presentation outlining Strategic Action Plan on March 3, 2014

Darden’s excellent record of engagement is also reflected in the many investor relations awards received, including awards specifically determined by sell- and buy-side analysts:

— In April 2014, Darden’s IRO was one of five IR professionals to be named by the National Investor

Relations Institute (NIRI) to its 2014 class of NIRI Fellows

— Institutional Investor Magazine ranked Darden’s IRO #1 in the restaurant industry in 2011 and 2012,

and #2 in 2013

— Darden’s IR program has received additional recognitions from IR Magazine

¹ Measured between 25-Jun2013 and 02-Sep-2014.

We Have a History of Proactive, Decisive Action in

Response to Changing Industry Dynamics

TO DRIVE SHAREHOLDER VALUE, DARDEN’S BOARD EMPLOYED A RIGOROUS AND DISCIPLINED PROCESS TO CONTINUALLY REVIEW ITS BUSINESS

Unit Rationalization

Closed over 120 Red Lobster and Olive

Garden restaurants in the late-1990s (nearly

10% of the Company’s total restaurants)

following a period of extended overbuilding

in casual dining; facilitated a recovery in

same-restaurant sales growth at both

brands

ENHANCE PORTOFLIO

Eddie V’s Acquisition Acquired a leading luxury seafood brand with strong consumer appeal, high AUV’s and strong ROIC

INCREASE GROWTH

Yard House Acquisition Acquired one of the most differentiated and exciting restaurant brands, with AUVs and ROIC that are among the highest in the industry

INCREASE GROWTH

Red Lobster Sale

Sold given significant uncertainty

regarding whether erosion in visit

frequency among core consumers can be

offset by increased appeal among

consumer segments that provide

attractive opportunities for growth

EXIT

1990s

FY03

FY08

FY12

FY13 FY14

Bahama Breeze Introduced In 1996, launched internally- developed brand that is broadly appealing and particularly strong with Generation X and Multicultural households

INCREASE

GROWTH

Seasons 52 Introduced Launched internally- developed brand that is broadly appealing and particularly strong with Generation X and higher income households

INCREASE

GROWTH

Smokey Bones Sale Sold following determination that visit frequency per restaurant would not support the national penetration and related advertising required for a value-creating return

EXIT

RARE Acquisition Acquired LongHorn, a leader in casual dining steakhouses, and The Capital Grille, a leader in premium steakhouses, with one of the highest AUVs and ROIC in the industry; this deal added annual sales of $1.0 billion

INCREASE

Comprehensive Strategic

Action Plan

Comprehensive plan alongside Red

Lobster sale to reduce unit growth,

lower capital expenditures, forgo

acquisitions, reduce costs, and

refine management compensation

and incentive programs

IMPROVE

Note: Fiscal years and dates refer to initial announcement.

GROWTH

PROFITABILITY

Our Board Has Overseen Significant Growth Over

the Past Decade Relative to Peers…

19.1%

10-Year Cumulative Domestic Same-Restaurant Sales (excl. Red Lobster)

4.3%

(4.5)% (5.2)% (10.2)%

1

Knapp TrackTM

(excl. Darden)

(31.2)%

10.3% 9.3%

10-Year Sales CAGR (excl. Red Lobster)

4.4% 2.6%

1.2%

2

Knapp TrackTM

(excl. Darden)

(2.0)%

8.5% 7.8%

10-Year EBITDA CAGR (excl. Red Lobster)

2.2%

2

(0.6)%

(12.3)%

Source: Piper Jaffray Cookbook July 2014

Note: Darden same-restaurant sales includes Olive Garden and LongHorn. Same-restaurant sales figures are on systemwide basis. EBITDA Defined as non-GAAP EBITDA from all corporate operating activities, including company-operated restaurants, franchising, support operations (commissary, distribution), and other food-related business segments but before other income. Figures may not match reported results as adjustments were made at times to exclude items deemed as non-recurring.

1 Bloomin’ same-restaurant sales shown as Outback same-restaurant sales as per Piper Jaffray Cookbook.

2 Bloomin’ revenue and EBITDA from Piper Jaffray Cookbook.

….And Our Restaurant-Level Earnings Are Top Tier

OUR RESTAURANT-LEVEL MARGINS ARE STRONG COMPARED TO OTHER MAJOR CHAIN COMPETITORS, EVEN EXCLUDING RENT EXPENSE

Restaurant Level Margins1

Most Recent Fiscal Year

23.5% 23.9% 23.8% 23.0%

19.7%

Source: Most recent company filings.

1 Reflects latest reported fiscal year. Restaurant=Level Margins = (Company owned restaurant sales – food & beverage expenses – restaurant labor – restaurant expenses (excluding rent and marketing)—pre-opening expenses) / Company owned restaurant sales.

We Have Created Significant Shareholder Value Over

the Long-Term…

DARDEN HAS SIGNIFICANTLY OUTPERFORMED BOTH THE S&P 500 AND PEERS OVER THE PAST DECADE AND SINCE BECOMING A PUBLIC COMPANY

Total Shareholder Return since 19951 10-Year Total Shareholder Return

1,100%

300%

1,000%

250%

900%

800%

700%

600%

500%

400%

300%

200%

Darden

899%

Peers

578%

S&P 500

282%

200%

150%

100%

50%

0%

Darden

197%

S&P500

79%

Peers

58%

100%

(50)%

0%

(100)%

(100)%

Source: Bloomberg as of 02-Sep-2014 and Company press releases

Note: Peers include Bloomin’, Brinker, Cheesecake Factory and Ruby Tuesday. Bloomin’ data since initial public offering on 07-Aug-2012. Total shareholder return calculated as share price appreciation plus reinvested dividends.

1 Chart shown since spin off on 09-May-1995.

Indexed Total Return

Indexed Total Return

…With Approximately $4 Billion of Capital Returned

to Our Shareholders over the Past Decade

WE EXPECT THIS TO CONTINUE UNDER THE GUIDANCE OF OUR NEW BOARD

FY05-FY14 Cumulative Capital Returns

FY05—FY14 Cumulative Share Repurchase $ 2.3 billion FY05—FY14 Cumulative Dividends Paid $ 1.4 billion FY05—FY14 Avg. Annual Capital Returned as % of Avg. Market Cap 6.8%

~$975

$ 325

$ 493

$ 437

$ 260 $ 255

$ 560

$ 385

$ 599

$ 375

$ 311

$ 288

$ 700

$ 312

$ 434 $ 371

$ 225

$ 159 $ 145 $ 85

$ 175 $ 224

$ 52

$ 259 $ 288 ~$ 275

Dividend

Per Share

$ 13 $ 59 $ 66 $ 101 $ 110 $ 140

FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 FY15E

$ 0.08 $ 0.40 $ 0.46 $ 0.72 $ 0.80 $ 1.00 $1.28 $1.72 $2.00 $2.20 $2.20

Dividends Share Repurchase

Note: $ in millions, except for per share data or unless otherwise noted.

Darden’s Proposed Board Has Diverse and Proven Leaders

with the Right Mix of Experience for Darden at the Right Time

Leading other global consumer and retail companies

Skillsets and experience in

Restaurants

Operations

Food service

Hospitality

Consumer marketing

Brand building

Supply chain and distribution management

Consumer packaged goods

Technology

Human resources

Franchising

Real estate development

Mergers and acquisitions

Capital allocation

Finance, audit and accounting

Corporate governance

Senior executive leadership at other publicly-traded companies, including

Chairman

Chief Executive Officer

Chief Operating Officer

General Managers of Major Business Units

Serving in Board committee leadership roles and as

individual directors

Broad and Complementary Range of Expertise and Capabilities

Darden’s Board – Diverse and Proven Leaders with the

Right Mix of Experience for Darden at the Right Time

Michael W. Barnes

Chief Executive Officer of Signet Jewelers

Darden benefits from Mr. Barnes’ experience as Chief Executive Officer, Chief Operating Officer and as a director of other consumer branded and retail companies, including Signet Jewelers and Fossil. In these roles, he has developed, implemented and overseen growth strategies like those underway at Darden, built on superior customer service, compelling product offerings, technology and digital initiatives, and targeted advertising and promotion campaigns.

The success of these strategies is reflected in the value created by the companies in which Mr. Barnes has led. For example, since becoming Chief Executive Officer of Signet Jewelers, the nation’s largest specialty jeweler and parent of Kay Jewelers and Jared, in January 2011, Signet’s stock price has increased over

177%1, the Company has achieved substantial gains in revenue and earnings per share, and expanded its footprint, including the recent $1.4 billion acquisition of Zale Corporation. Signet Jewelers’ value creation reflects its successful strategic growth initiatives, including creating an outstanding customer experience, delivering compelling merchandise, heightening awareness through advertising investment, and offering customer finance programs to support its customers’ purchases and drive sales.

Mr. Barnes was also part of the management team that took Fossil public in 1993 and contributed to the continuing financial success and growth of the business as President and Chief Operating Officer. In his roles, he oversaw Fossil’s state-of-the-art international sourcing and supply chain operations, led business development, and managed the relationships with many of Fossil’s retail and licensing/brand partners. In addition, he helped the Company diversify into other businesses and categories outside of its wholesale branded and licensed watches.

Experience in consumer marketing, and supply chain operations

1 As of September 2, 2014

Darden’s Board – Diverse and Proven Leaders with the

Right Mix of Experience for Darden at the Right Time

(Cont’d)

Christopher J. Fraleigh

Chairman and Chief Executive Officer of Shearer’s Foods

Mr. Fraleigh brings to Darden 25 years of experience in consumer products, retail and food services, including serving as Chairman and Chief Executive Officer of Shearer’s Foods, a global manufacturer of snack foods, where he has doubled the business in the last two years through both organic growth and acquisitions. In his previous role as Chief Executive Officer of Sara Lee North America, Mr. Fraleigh built a global retail and food-services business around brands such as Jimmy Dean, Ball Park, Sara Lee and Hillshire Farms, and helped lead Sara Lee’s 2011 decision to split into two publicly traded companies. In addition to his strategic achievements as CEO of the $7 billion Sara Lee North America, Mr. Fraleigh’s record of value creation is reflected in the Company’s financial and operating performance. In particular, during his 6 1/2 year tenure:

Operating profit more than doubled with significant gains across operating segments, including

Retail, Foodservice and Fresh Bakery;

Supply chain was enhanced with improvements in innovation, pricing and plant automation, which resulted in significant cost reductions and increased efficiencies;

Sara Lee increased share in 11 of 12 categories, realized 25% growth in key items carried in-store,

increased shelf space by 35%, and expanded strategic relationships with top retailers; and

The Company restructured all divisions and optimized its brand portfolio through the acquisition of new brands and the sale or shutdown of non-core assets.

Mr. Fraleigh’s experience also includes his executive roles at General Motors Corporation’s GMC-Buick- Pontiac division and at PepsiCo, where he accelerated both revenue and earnings growth for brands including Cadillac, Pepsi and Mountain Dew. As a result of his collective experience, Mr. Fraleigh provides Darden with valuable insight in consumer marketing/brand building, franchising, and supply chain management and distribution.

Knowledge of consumer marketing/brand building, franchising, and supply chain management and distribution

– 25 years of experience in consumer products, retail, and food services

Darden’s Board – Diverse and Proven Leaders with the

Right Mix of Experience for Darden at the Right Time

(Cont’d)

Michael D. Rose

Chairman of the Board of Midaro Investments and Independent Lead Director at General Mills

As a director of Darden since its spin-off from General Mills and General Mills’ current Independent Lead Director, Mr. Rose brings extensive knowledge of the restaurant, food and consumer industries. Mr. Rose also has extensive experience executing spin-offs and divestitures. Darden also benefits from his finance and accounting expertise, as well as the considerable executive management and corporate governance experience he has gained through his years of service on the boards and leadership teams of other public companies, including REITs and other hospitality- and restaurant-focused companies. Over the course of his executive leadership career as Chairman of the Board of Midaro Investments, Independent Lead Director at General Mills and as Chairman and Chief Executive Officer of other companies, Mr. Rose has overseen and directed:

The successful turnaround of a leading regional financial institution through recruiting a new management team, the sale of non-core businesses, completing significant debt refinancings and capital raises, and employee and community engagement;

The growth of The Promus Companies (an owner of hotels operating under the Embassy Suites, Hampton Inn and Homewood Suites brands), including its merger with Doubletree Corporation and subsequent sale for $3.7 billion to Hilton Hotels Corporation in 1999;

The growth and spin-off of Harrah’s Entertainment Inc. from Promus. Under his leadership, Harrah’s became one of the largest casino companies in the world. Promus Companies was created following the divestiture of the Holiday Inn brand for over 13x EBITDA. During his tenure, Promus was named as the highest performing large cap stock of the NYSE for the decade of the 1980s by Fortune Magazine

In light of his many accomplishments and track record in the hospitality industry, Mr. Rose was selected to receive the Lifetime Achievement Award at the inaugural Americas Lodging Investment Summit. Mr. Rose was also elected to the Lodging Hospitality Hall of Fame, the Gaming Hall of Fame and was named by Corporate America’s Outstanding Directors Top 10 Directors of the Year in 2000.

Extensive knowledge of hospitality operations, financial accounting, strategy, real estate development, and

M&A

Darden’s Board – Diverse and Proven Leaders with the

Right Mix of Experience for Darden at the Right Time

(Cont’d)

Maria A. Sastre

President, Chief Operating Officer of Signature Flight Support

Ms. Sastre brings to Darden a record of accomplishment leading companies and serving on boards that have been category leaders in the hospitality, retail (supermarkets), transportation, and aviation industries. Her expertise in North American and international operations, supply chain and distribution, customer service, mergers and acquisitions, corporate finance, marketing and real estate management have supported Darden and its brands across numerous strategic business initiatives.

Ms. Sastre has been President and Chief Operating Officer of Signature Flight Support Corporation (Signature), the premier fixed based operations network for private aviation services, since January 2013. She served as Chief Operating Officer of Signature from May 2010 until January 2013.

Ms. Sastre also served as Vice President of International Sales and Marketing, Latin America and Caribbean, for Royal Caribbean International, Celebrity Cruises and Azamara Cruises, all units of Royal Caribbean Cruises, Ltd., a global cruise line company, from January 2005 to September 2008. In this role, she led strategic growth in emerging markets. She held additional executive roles with Royal Caribbean International, as Vice President of Hotel Operations from 2000 to 2004, managing all aspects of Hotel Operations, Food & Beverage, Entertainment and the Guest Experience for the entire fleet.

In addition to serving on the Board of Darden Restaurants, Ms. Sastre serves on the Board of Publix Super Markets, renowned as a category leader in customer satisfaction. She also served on the Board of Laidlaw International through its emergence from bankruptcy, its turnaround and ultimate sale. Ms. Sastre has been recognized as a Top 10 Hispanic American Leader by Hispanic Executive in 2013 and a Top 100 Most Influential Hispanic by Hispanic Business in 2011.

Extensive knowledge of retail and hospitality operations, marketing, corporate finance, supply chain and distribution, and M&A

New Darden Nominees Strengthen Company Slate with

Additional Restaurant, Franchise, Consumer, and

Operations Expertise

Gregory L. Burns

President and Chief Executive Officer of The Gregory Burns Consulting Group, LLC and Member of the

Board of Directors of Pinnacle Financial Partners, Inc.

Mr. Burns is a 26-year veteran of the restaurant industry having led O’Charley’s Inc., a multi-concept restaurant company, as Chief Executive Officer for 14 years and serving as its Chairman for 13 years. Mr. Burns’ expertise focuses on brand management through high-quality food and beverage, and service execution. Mr. Burns also has a track record of successfully developing long-term strategic business plans that encompass and balance operations and new unit growth with capital requirements.

Under Mr. Burns’ leadership, O’Charley’s grew from a single to multi-brand platform with 371 company- owned restaurants and franchises in 28 states operating under the O’Charley’s, Ninety Nine Restaurant and Stoney River Legendary Steaks brands with almost 25,000 employees. Mr. Burns also oversaw the acquisition, development and expansion of a full service manufacturing, distribution and commissary operation, which the Company sold in 2006.

Mr. Burns currently serves as President and Chief Executive Officer of The Gregory Burns Consulting Group, LLC, and is a member of the Board of Directors of Pinnacle Financial Partners, Inc. Previously, he was the founder, President and Chief Executive Officer of NeighborMD Management, LLC, developer of branded retail urgent care centers, which was sold to a JV between HCA and CareSpot Express Healthcare in 2013.

Extensive experience in restaurants, retail & hospitality operations, financial accounting, brand management, and M&A

New Darden Nominees Strengthen Company Slate with

Additional Restaurant, Franchise, Consumer, and

Operations Expertise (Cont ’d)

Jeffrey H. Fox

Chairman of Convergys Corporation

Mr. Fox brings significant leadership, executive management, strategic planning, investment and operations experience to the Darden Board. Mr. Fox serves as non-executive Chairman of the Board of Convergys Corporation, a market-leading customer management company with $3 billion in revenue, $350 million in EBITDA, and 125,000 global employees. Prior to becoming Chairman, Mr. Fox served as President and Chief Executive Officer of Convergys and led the Company’s transformation from a multi-line business services supplier into a market leader in the customer management business. This transformation involved divesting approximately $900 million of non-core assets while improving the operating performance of the core customer management business. Mr. Fox first joined Convergys as a director in February 2009 in connection with an agreement with Convergys’ then largest shareholder, JANA Partners LLC.

Prior to joining Convergys, Mr. Fox founded the investment and advisory firm Circumference Group. As founder, Mr. Fox assembled a team of seasoned operators and led the team through a sector-focused public and private investing platform. Mr. Fox is actively involved in Circumference Group as its majority owner. Mr. Fox also provides experience leading consumer facing companies, including serving as a current Director of Avis Budget Group, Inc., and previously as Chief Operating Officer of Alltel Corporation. Prior to Alltel’s acquisition by Verizon Wireless in January 2009, Alltel was the fifth largest wireless company in the United States with over $10 billion in revenues, $3.5 billion in EBITDA and 16,000 employees.

Prior to Alltel, Mr. Fox worked in investment banking for 10 years with Stephens Inc., preceded by two years with Merrill Lynch; he specialized in merger and acquisition advisory services for public and private companies.

Extensive experience in M&A, financial accounting, operations, and supply chain

New Darden Nominees Strengthen Company Slate with

Additional Restaurant, Franchise, Consumer, and

Operations Expertise (Cont ’d)

Steve Odland

Director at General Mills

Mr. Odland has an extensive background in business and corporate governance, successfully leading major companies, including two Fortune 500 companies, through highly challenging environments. He has led multiple companies in industries directly related to Darden, such as the food and consumer industries, reinvigorating brands, growing sales through new marketing and merchandising programs, expanding margins and improving customer service metrics. In addition, he has many years of experience in multi-unit retail, including overseeing real estate site optimization, selection, development and expansion.

Previously Mr. Odland served as Chairman and Chief Executive Officer of Office Depot; Chairman, President, and Chief Executive Officer of AutoZone; Chief Operating Officer of Ahold USA; President and Chief Executive Officer of Tops Markets, Inc.; President of the Foodservice Division of Sara Lee Bakery; and was employed in various executive positions by The Quaker Oats Company. He currently serves as a Director of General Mills and previously served on the Board of Directors of Peapod, Inc.

Mr. Odland also possesses a strong policy background. He currently serves as President and Chief Executive Officer of The Committee for Economic Development. Previously, he was Chairman of the Business Roundtable’s Corporate Governance Task Force; a U.S. Presidential appointee as a Commissioner on the National Surface Transportation Policy and Revenue Study Commission; a member of the Committee on Capital Markets Regulation; a U.S. Presidential Appointee on the Council on Service and Civic Participation; a member of the Advisory Council of the Institute for Corporate Ethics; a member of the Advisory Council, University of Notre Dame Mendoza College of Business; and a member of the Florida Council of 100.

Previously, Mr. Odland was also an Adjunct Professor at the Lynn University and Florida Atlantic University graduate schools of business. 1

Extensive experience with food & consumer companies, strategy, operations, and policy

1 Office Depot, Mr. Odland (when he was then CEO of Office Depot) and the CFO of Office Depot entered into a settlement with the SEC in

October 2010 regarding Regulation FD matters, which settlement is further described in the proxy statement filed by Darden on

09-Sep-2014.

New Darden Nominees Strengthen Company Slate with

Additional Restaurant, Franchise, Consumer, and

Operations Expertise (Cont ’d)

Enrique Silva

President, Chief Executive Officer and Member of the Board of Checkers Drive-In Restaurants

Mr. Silva brings more than 20 years of international restaurant experience and a successful track record of partnering with private equity owners to drive strategic growth and turnaround initiatives.

Since joining Checkers in 2007, Mr. Silva has led a comprehensive restructuring and expansion of the Checkers/Rally’s business. He recruited industry-leading talent to the management team, led the development of a new brand strategy, directed the implementation of best-in-class operating and performance management systems, and implemented a set of core values that have become the foundation of the brands’ culture. These actions have resulted in category-leading sales growth, with almost four straight years of consecutive comp sales increases every quarter largely driven by traffic, and substantial improvements across all aspects of operations, including restaurant-level profitability, menu and guest satisfaction.

Prior to Checkers, Mr. Silva served in a number of leadership roles at Burger King Corporation for more than

13 years. As President of their Latin American region, he grew the Burger King brand across South & Central

America, Mexico and the Caribbean. Mr. Silva also ran their U.S. Company Operations, where he oversaw more than 600 company restaurants with a team of 15,000 employees and led the financial, operational and cultural turnaround of those restaurants. As Senior Vice President, Franchise Operations, he was responsible for more than 3,300 franchise restaurants in the U.S. and Canada.

Mr. Silva has received numerous awards and recognitions for his business achievements, including being named by Nation’s Restaurant News as one of the 2014 “10 Restaurant Executives to Watch,” being a 2013

Ernst & Young Entrepreneur of the Year finalist, and being recognized as one of the “100 Most Influential

Hispanics” in the US by Hispanic Business Magazine.

Extensive experience in restaurants, franchising, retail, marketing, strategy, and corporate finance

Many Industry Analysts Recognize t he Darden Slate Provides

Both Fresh Perspectives and Valuable Continuity…

“Darden separately filed a revised four new/four incumbent/four Starboard slate for nomination at the October 10 AGM, which likely better addresses investor concerns around the need for board and management changes, while stopping short of giving Starboard full control. In our view, this approach balances the need for fresh ideas with historical experience and perspective.”

(Susquehanna Financial Group, 3-Sep-2014)

“Darden’s slate includes four existing board members and four new nominees, which along with Starboard’s four seats, would yield a group that could bring fresh perspective to DRI while allowing for some continuity that would not be associated with Starboard’s plan to replace the entire board. We believe DRI’s new proposal reflects a prudent approach.”

(Robert W. Baird & Co, 2-Sep-2014)

“We expect shareholders will like this plan as it should provide the change agents shareholders are seeking without giving

Starboard complete control.”

(KeyBanc, 2-Sep-2014)

“Starboard gets 4 seats (up from 3 prior), along with nomination of 4 new independents & 4 incumbents. We believe a reasonable concession, providing benefits of fresh perspectives and continuity while avoiding risks associated with full board turnover.”

(Barclays, 2-Sep-2014)

“We generally view this decision favorably, as the new independent and Starboard board members can bring additional perspective in expanding brand reach, improving operations, or exploring potential real estate transactions.”

(Morningstar, 2-Sep-2014)

Note: Permission to use quotations in these materials was neither sought nor obtained.

…And that Removing all of Your Directors (and the Knowledge and Experience They Provide) Could Derail the Progress We Are Making

“In our view, continued pressure from Starboard and other activist investors could disrupt management’s strategic action plans and adds another layer of uncertainty to future free cash flow projections.”

(Morningstar Equity Research, 8-Jul-2014)

“We don’t expect the activist to succeed given the limited strategic change it can effect as DRI’s problems go beyond the company and reflect the ongoing challenges in the casual dining industry.”

(Susquehanna Financial Group, 23-Jun-2014)

“Activists traditionally aren’t geared towards operating companies. Essentially what you now have is a fundamental story where it is all about the turnaround because the sale of Red Lobster is going to move forward in July as planned, and so does Starboard really think that another board or another management team could do it better? I’m not sure. Casual dining has been suffering as a whole.”

(Rachel Rothman of Susquehanna Financial Group, CNBC, 20-Jun-2014)

“While not surprised by Starboard’s move, we see risk that the threat of Board/management changes could cause distraction/disruption that could impede progress on improving core operating fundamentals, which we believe is the primary way for DRI to create shareholder value.”

(Robert W. Baird & Co., 22-May-2014)

Note: Permission to use quotations in these materials was neither sought nor obtained.

IV. Conclusion

Where We Stand Today and Where We Are Going

Our reconstituted Board structure provides the benefit of continuity, fresh perspectives, and shareholder representation while avoiding the risks associated with the full Board turnover that Starboard is seeking

— We recruited four highly-qualified, new independent directors to provide fresh perspectives

— Despite recent challenges, our continuing directors have repositioned Darden’s portfolio and governance structure to continue our strong legacy of long-term value creation and significant capital return to shareholders

We employed a rigorous and disciplined process to develop a comprehensive and clear operational plan

— Darden’s current leadership is delivering on an operating plan which results in exceptional returns and provides steady,

sustainable growth through thoughtful capital allocation

— We are confident that our brands are well-positioned to grow at a faster rate than the industry, while still affording the stability to continue to return a significant amount of cash to our shareholders

Our strategy has been, and will continue to be, focused on driving the highest and most sustainable returns

— We are resolved to focus on operational excellence and efficiency, improving the customer experience and driving margin expansion with a brand-by-brand focus

— We strongly believe that ceding control to Starboard is not in in the best interest of Darden or its shareholders

Darden’s Board Recommends Darden Shareholders Vote

the BLUE Proxy Card “FOR ALL” of Darden’s Director Nominees

DARDEN.